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                                                                    EXHIBIT 4.13

                                 CITIGROUP INC.

                                       AND

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                     Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 2, 2004

              Supplemental to Indenture dated as of April 12, 2001
                          providing for the issuance of
                          Subordinated Debt Securities

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            FIRST SUPPLEMENTAL INDENTURE, dated as of August 2, 2004 (the "First
Supplemental Indenture"), between CITIGROUP INC., a Delaware corporation (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (formerly Bank One Trust Company, N.A.), as trustee (the "Trustee"), under the Indenture dated as of April 12, 2001 (as supplemented, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto under the Indenture.

            WHEREAS, pursuant to Section 13.01(c) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security of any series Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

            WHEREAS, pursuant to Section 13.01(b) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to add to the covenants and agreements of the Company to be observed thereafter for the protection or benefit of the Holders of all or any series of Securities;

            WHEREAS, the Company and the Trustee desire to enter into this First Supplemental Indenture;

            NOW, THEREFORE, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE

       Modifications Applicable to Securities Issued After the Date Hereof

      The modifications in this Article One shall have no effect upon any series of Securities Outstanding on the date hereof but shall be applicable only to Securities issued after the date hereof.

      Section 1.01 The definition of Senior Indebtedness contained in Section
1.01 of the Indenture is hereby amended by deleting such definition in its entirety and substituting therefor the following:

      "Senior Indebtedness" means with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company including all indebtedness (whether now or hereafter outstanding) issued under the Indenture, dated as of March 15, 1987, between the Company and The Bank of New York, as trustee, in case as the same may be amended, modified or supplemented from time to time; (ii) all capital lease obligations of the Company; (iii) all obligations

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      of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker's acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise ("guarantees"); and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except that Senior Indebtedness does not include obligations in respect of (1) any indebtedness issued prior to July 23, 2004 under this Indenture, (2) any indebtedness issued under the indenture, dated as of July 17, 1998, between the Company and Bank One Trust Company, N.A., as trustee, as supplemented, (3) any indebtedness issued to a Citigroup Trust before May 31, 2004 under the indenture, dated as of October 7, 1996, between the Company (formerly known as Travelers Group Inc.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, as supplemented (the "1996 Junior Subordinated Debt Indenture"), (4) any guarantee entered into by the Company before May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which the Company issued any indebtedness under the 1996 Junior Subordinated Debt Indenture, and (5) any indebtedness or any guarantee that is by its terms subordinated to or pari passu with the Securities and the issuance of which, in the case of this clause (5) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the Securities from qualifying for tier 2 capital treatment (irrespective of any limits on the amount of the Company's tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

            Section 1.01 of the Indenture is hereby amended by adding thereto the following definition:

                  "Citigroup Trust" means each of Citigroup Capital II, Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII, each a Delaware statutory business trust.

                                   ARTICLE TWO

  Modifications for the Benefit of Present and Future Holders of the Securities

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      The modifications in this Article Two are applicable in equal and proportionate benefit to all of the present and future holders of the Securities.

      Section 2.01 The following covenant is hereby added as Section 5.05 to the
Indenture:

      "Section 5.05. Future Issuance of Securities under this Indenture.

            Any Securities issued under this Indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) qualify at the time of issuance for tier 2 capital treatment (irrespective of any limits on the amount of the Company's tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System."

                                  ARTICLE THREE

                                  Miscellaneous

      Section 3.01 The Trustee accepts the trusts created by this First Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Section 3.02 Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall take effect on the date hereof.

      Section 3.03 This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

            J.P. Morgan Trust Company, National Association, hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.

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            IN WITNESS WHEREOF, each of CITIGROUP INC. and J.P. MORGAN TRUST
COMPANY, NATIONAL ASSOCIATION, as Trustee, has caused this First Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of August 2, 2004.

                                        CITIGROUP INC.

                                        By: /s/ Martin A. Waters
                                            ------------------------------------
                                            Name:  Martin A. Waters
                                            Title: Assistant Treasurer

Attest:

By: /s/ Michael Tarpley
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Corporate Seal

                                        J.P. MORGAN TRUST COMPANY,
                                        NATIONAL ASSOCIATION, as Trustee

                                        By: /s/ Janice Ott Rotunno
                                            ------------------------------------
                                            Name:  Janice Ott Rotunno
                                            Title: Vice President

Attest:

By: /s/ Leonard Gnat
    ----------------------------

Corporate Seal

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